Artisan Partners Asset Management Inc. Reports March 2015 Assets Under Management
Milwaukee, WI - April 10, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of March 31, 2015 totaled $108.7 billion. Separate accounts accounted for $48.1 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $60.6 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of March 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	31,470
Non-U.S. Small-Cap Growth	1,289
Global Equity	716
Global Small-Cap Growth	126

U.S. Value Team
U.S. Mid-Cap Value	12,881
U.S. Small-Cap Value	1,533
Value Equity	1,829

Growth Team
U.S. Mid-Cap Growth	16,898
U.S. Small-Cap Growth	2,651
Global Opportunities	5,515

Global Value Team
Non-U.S. Value	17,326
Global Value	15,186

Emerging Markets Team
Emerging Markets	629

Credit Team
High Income	674
Firm Total	$108,723

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners currently has seven autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com